Exhibit 99.1

magicJack VocalTec Ltd. Announces Receipt of ITA Withholding Tax Ruling
Related to Pending Acquisition by B. Riley

WEST PALM BEACH, FL and NETANYA, ISRAEL, June 28, 2018 –magicJack VocalTec Ltd. (“magicJack”)(NASDAQ: CALL), a leading Voice over IP (VOIP) cloud-based communications company, announced today that it has received from the Israel Tax Authority (“ITA”) the “Withholding Tax Ruling” contemplated by the merger agreement among magicJack, B. Riley Financial, Inc. and B. R. Acquisition Ltd.  As contemplated by the merger agreement, the Company applied for an exemption with the ITA to obtain exemptions from the Israeli tax withholding requirements for certain non-Israeli residents in connection with the payment of the merger consideration to magicJack shareholders.  The ITA ruling provides for the exemption and sets forth the requirements on shareholders to establish their eligibility for the exemption.  Today, magicJack is filing with the Securities and Exchange Commission a Form 8-K providing an overview of the requirements imposed by the ITA.

The closing of the merger transaction is subject to the receipt of certain regulatory approvals.

About magicJack VocalTec Ltd.
magicJack VocalTec Ltd. (NASDAQ: CALL), the inventor of magicJack and a pioneer in VOIP technology and services, is a leading cloud communications company. With its easy-to-use, low cost solution for telecommunications, magicJack has sold more than 11 million magicJack devices, which are now in their fifth generation, has millions of downloads of its calling apps, and holds more than 30 technology patents. magicJack is the largest-reaching CLEC (Competitive Local Exchange Carrier) in the United States in terms of area codes available and number of states in which it is certified.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  This forward-looking statement involves known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from the expectation.   We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statement, including that the merger does not close when expected or at all because the required regulatory approval is not obtained or other conditions to closing are not satisfied on a timely basis or at all.  Forward-looking statements speak only as of the date they are made and magicJack assumes no duty to update forward looking statements except as may be required by law.